UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 10, 2016

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2016, Richard L. Leza notified the Board of Directors (the “Board”) of Exar Corporation (the “Company”) that he has decided not to stand for re-election to the Board at the Company’s annual meeting of stockholders scheduled for September 8, 2016 and to resign as a director, Executive Chairman and the Chairman of the Board, effective June 30, 2016. Mr. Leza subsequently sent the attached letter to the Board on June 15, 2016 explaining the reasons for his resignation. Mr. Leza joined the Exar board in October 2005, before being elected as Chairman in September 2006, and currently serves as Executive Chairman. Mr. Leza does not currently serve on any Board committees.

A copy of Mr. Leza’s resignation letter is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Resignation Letter of Richard L. Leza

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: June 15, 2016	/s/ Ryan A. Benton
Ryan A. Benton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Resignation Letter of Richard L. Leza